                                                                    EXHIBIT 99.1


SOUTHWEST AIRLINES CO.
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                          December 31,
                                                      1996         1995
--------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents ....................   $  581,841   $  317,363
  Accounts receivable ..........................       73,440       79,781
  Inventories of parts and supplies,
    at cost ....................................       51,094       41,032
  Deferred income taxes (Note 9) ...............       11,560       10,476
  Prepaid expenses and other current
    assets .....................................       33,055       24,484
                                                   ----------   ----------
      Total current assets .....................      750,990      473,136

Property and equipment, at cost (Notes 2 and 5):
  Flight equipment .............................    3,435,304    3,024,702
  Ground property and equipment ................      523,958      435,822
  Deposits on flight equipment
    purchase contracts .........................      198,366      323,864
                                                   ----------   ----------
                                                    4,157,628    3,784,388
  Less allowance for depreciation ..............    1,188,405    1,005,081
                                                   ----------   ----------
                                                    2,969,223    2,779,307
Other assets ...................................        3,266        3,679
                                                   ----------   ----------
                                                   $3,723,479   $3,256,122
                                                   ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable .............................   $  214,232   $  116,530
  Accrued liabilities (Note 3) .................      380,747      349,419
  Air traffic liability ........................      158,098      131,156
  Current maturities of long-term
    debt .......................................       12,327       13,516
                                                   ----------   ----------
      Total current liabilities ................      765,404      610,621

Long-term debt less current
  maturities (Note 4) ..........................      650,226      661,010
Deferred income taxes (Note 9) .................      349,987      281,650
Deferred gains from sale and
  leaseback of aircraft ........................      274,891      245,154
Other deferred liabilities .....................       34,659       30,369

Commitments and contingencies
  (Notes 2, 5, and 9)

Stockholders' equity (Notes 6 and 7):
  Common stock, $1.00 par value:
    680,000,000 shares authorized;
    145,112,090 and 144,033,273
    shares issued and
    outstanding in 1996 and
    1995, respectively .........................      145,112      144,033
  Capital in excess of par value ...............      181,650      162,704
  Retained earnings ............................    1,321,550    1,120,581
                                                   ----------   ----------
     Total stockholders' equity ................    1,648,312    1,427,318
                                                   ----------   ----------
                                                   $3,723,479   $3,256,122
                                                   ==========   ==========


SEE ACCOMPANYING NOTES.

SOUTHWEST AIRLINES CO.
CONSOLIDATED STATEMENT OF INCOME
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                             Years ended December 31,
                                    1996           1995           1994
--------------------------------------------------------------------------
OPERATING REVENUES:
  Passenger ..................   $ 3,269,238    $ 2,760,756    $ 2,497,765
  Freight ....................        80,005         65,825         54,419
  Other ......................        56,927         46,170         39,749
                                 -----------    -----------    -----------
     Total operating revenues      3,406,170      2,872,751      2,591,933
OPERATING EXPENSES:
  Salaries, wages, and
    benefits (Note 8) ........       999,719        867,984        756,023
  Fuel and oil ...............       484,673        365,670        319,552
  Maintenance materials and
    repairs ..................       253,521        217,259        190,308
  Agency commissions .........       140,940        123,380        133,081
  Aircraft rentals ...........       190,663        169,461        132,992
  Landing fees and other
    rentals ..................       187,600        160,322        148,107
  Depreciation ...............       183,470        156,771        139,045
  Other operating expenses ...       614,749        498,373        456,116
                                 -----------    -----------    -----------
     Total operating expenses      3,055,335      2,559,220      2,275,224
                                 -----------    -----------    -----------
OPERATING INCOME .............       350,835        313,531        316,709
OTHER EXPENSES (INCOME):
  Interest expense ...........        59,269         58,810         53,368
  Capitalized interest .......       (22,267)       (31,371)       (26,323)
  Interest income ............       (25,797)       (20,095)        (9,166)
  Nonoperating (gains) losses,
   net .......................        (1,732)         1,047           (693)
                                 -----------    -----------    -----------
     Total other expenses ....         9,473          8,391         17,186
                                 -----------    -----------    -----------
INCOME BEFORE INCOME TAXES ...       341,362        305,140        299,523
PROVISION FOR INCOME TAXES
  (NOTE 9) ...................       134,025        122,514        120,192
                                 -----------    -----------    -----------
NET INCOME ...................   $   207,337    $   182,626    $   179,331
                                 ===========    ===========    ===========

NET INCOME PER SHARE
  (NOTES 6, 7, AND 10) .......   $      1.37    $      1.23    $      1.22
                                 ===========    ===========    ===========

SEE ACCOMPANYING NOTES.

SOUTHWEST AIRLINES CO.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                          Capital
                                                                                         in excess
                                                                             Common          of           Retained
                                                                             stock        par value       earnings      Total
--------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1993 ..........................................   $   142,756   $   141,168   $   770,095    $ 1,054,019

  Issuance of common stock upon
    exercise of executive stock
    options and pursuant to Employee
    stock option and purchase plans
    (Note 7) ..........................................................           500         8,243            --          8,743

  Tax benefit of options exercised ....................................            --         2,335            --          2,335
  Cash dividends, $.04 per share ......................................            --            --        (5,722)        (5,722)

  Net income - 1994 ...................................................            --            --       179,331        179,331
                                                                          -----------   -----------   -----------    -----------
Balance at December 31, 1994 ..........................................       143,256       151,746       943,704      1,238,706

  Issuance of common stock upon
    exercise of executive stock
    options and pursuant to Employee
    stock option and purchase plans
    (Note 7) ..........................................................           777         9,907            --         10,684

  Tax benefit of options exercised ....................................            --         1,051            --          1,051
  Cash dividends, $.04 per share ......................................            --            --        (5,749)        (5,749)

  Net income - 1995 ...................................................            --            --       182,626        182,626
                                                                          -----------   -----------   -----------    -----------
Balance at December 31, 1995 ..........................................   $   144,033   $   162,704   $ 1,120,581    $ 1,427,318

  Issuance of common stock upon
    exercise of executive stock
    options and pursuant to Employee
    stock option and purchase plans
    (Note 7) ..........................................................         1,079        14,513            --         15,592

  Tax benefit of options exercised ....................................            --         4,433            --          4,433
  Cash dividends, $.044 per share .....................................            --            --        (6,368)        (6,368)

  Net income - 1996 ...................................................            --            --       207,337        207,337
                                                                          -----------   -----------   -----------    -----------
Balance at December 31, 1996 ..........................................   $   145,112   $   181,650   $ 1,321,550    $ 1,648,312
                                                                          ===========   ===========   ===========    ===========


SEE ACCOMPANYING NOTES.

SOUTHWEST AIRLINES CO.
CONSOLIDATED STATEMENT OF CASH FLOWS
(IN THOUSANDS)

                                                          Years ended December 31,
                                                       1996         1995         1994
---------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
          Net income ............................   $ 207,337    $ 182,626    $ 179,331

          Adjustments to reconcile net income
            to cash provided by operating
              activities:
              Depreciation ......................     183,470      156,771      139,045

              Deferred income taxes .............      67,253       48,147       49,887

              Amortization of deferred gains
                   on sale and leaseback of
                   aircraft .....................     (18,263)     (24,286)     (30,341)

              Amortization of scheduled
               airframe overhauls ...............      20,539       17,337       14,216

              Changes in certain assets and
               liabilities:
                   Accounts receivable ..........       6,341       (4,089)      (5,208)
                   Other current assets .........     (19,534)     (11,857)         648

                   Accounts payable and
                       accrued liabilities.......     132,096       61,937       52,679

                   Air traffic liability ........      26,942       25,017        9,993
                   Other current liabilities ....       5,334        1,050       (4,690)

              Other .............................       3,713        3,789        7,106
                                                    ---------    ---------    ---------
                       Net cash provided by
                        operating activities ....     615,228      456,442      412,666


CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchases of property and equipment ...    (677,431)    (728,643)    (788,649)
                                                    ---------    ---------    ---------
                       Net cash used in investing
                        activities ..............    (677,431)    (728,643)    (788,649)


CASH FLOWS FROM FINANCING ACTIVITIES:
          Issuance of long-term debt ............          --       98,811           --

          Proceeds from aircraft sale and
              leaseback transactions ............     330,000      321,650      315,000

          Payment of long-term debt and capital
              lease obligations .................     (12,695)     (10,379)     (63,071)

          Payment of cash dividends .............      (6,216)      (5,749)      (5,722)

          Proceeds from Employee stock plans ....      15,592       10,693        8,743
                                                    ---------    ---------    ---------
                       Net cash provided by
                         financing activities ...     326,681      415,026      254,950
                                                    ---------    ---------    ---------

     NET INCREASE (DECREASE) IN CASH AND CASH
          EQUIVALENTS ...........................     264,478      142,825     (121,033)

     CASH AND CASH EQUIVALENTS AT BEGINNING
          OF PERIOD .............................     317,363      174,538      295,571
                                                    ---------    ---------    ---------

     CASH AND CASH EQUIVALENTS AT END OF
          PERIOD ................................   $ 581,841    $ 317,363    $ 174,538
                                                    =========    =========    =========


     CASH PAYMENTS FOR:
     Interest, net of amount capitalized ........   $  36,640    $  25,277    $  26,598

     Income taxes ...............................      66,447       73,928       80,461

  SEE ACCOMPANYING NOTES.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION Southwest Airlines Co. (Southwest) is a major domestic airline that provides shorthaul, high frequency, point-to-point, low-fare service. The consolidated financial statements include the accounts of Southwest and its wholly owned subsidiaries (the Company). All significant intercompany balances and transactions have been eliminated. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. Certain prior year amounts have been reclassified for comparison purposes.

CASH AND CASH EQUIVALENTS Cash equivalents consist of certificates of deposit and investment grade commercial paper issued by major corporations and financial institutions that are highly liquid and have original maturity dates of three months or less. Cash and cash equivalents are carried at cost, which approximates market value.

INVENTORIES Inventories of flight equipment expendable parts, materials, and supplies are carried at average cost. These items are charged to expense when issued for use.

PROPERTY AND EQUIPMENT Depreciation is provided by the straight-line method to residual values over periods ranging from 12 to 20 years for flight equipment and 3 to 30 years for ground property and equipment. Property under capital leases and related obligations are recorded at an amount equal to the present value of future minimum lease payments computed on the basis of the Company's incremental borrowing rate or, when known, the interest rate implicit in the lease. Amortization of property under capital leases is on a straight-line basis over the lease term and is included in depreciation expense. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows to be generated by those assets are less than the carrying amounts of those assets.

AIRCRAFT AND ENGINE MAINTENANCE The cost of engine overhauls and routine maintenance costs for aircraft and engine maintenance are charged to maintenance expense as incurred. Scheduled airframe overhaul costs are capitalized and amortized over the estimated period benefited, presently 8 years. Modifications that significantly enhance the operating performance or extend the useful lives of aircraft or engines are capitalized and amortized over the remaining life of the asset.

REVENUE RECOGNITION Passenger revenue is recognized when transportation is provided. Tickets sold but not yet used are included in "Air traffic liability", which includes estimates that are evaluated and adjusted periodically. Any adjustments resulting therefrom are included in results of operations for the periods in which the evaluations are completed.

FREQUENT FLYER AWARDS The Company accrues the estimated incremental cost of providing free travel awards earned under its Rapid Rewards frequent flyer program.

ADVERTISING The Company expenses the production costs of advertising as incurred. Advertising expense for the years ended December 31, 1996, 1995, and 1994 was $109,136,000, $92,087,000, and $79,475,000, respectively.

STOCK-BASED EMPLOYEE COMPENSATION Pursuant to Statement of Financial Accounting Standards No. 123 (SFAS 123) "Accounting for Stock-Based Compensation", the Company accounts for stock-based compensation plans utilizing the provisions of Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees" and related Interpretations because, as discussed in Note 7, the alternative fair value accounting provided for under SFAS 123 requires use of option valuation models that were not developed for use in valuing employee stock options.

2. COMMITMENTS

The Company's contractual purchase commitments consist primarily of scheduled aircraft acquisitions. Timing of payments pursuant to contractual commitments was affected favorably by third quarter 1995 amendments to certain aircraft purchase contracts, which modified future progress payment schedules. Fifteen 737-300 and four 737-700 aircraft are scheduled for delivery in 1997. Sixteen -700s are scheduled for delivery in 1998, 16 in 1999, 15 in 2000, and 12 in 2001. In addition, the Company has options to purchase up to sixty-seven -700s during 1998-2004. The Company has the option, which must be exercised two years prior to the contractual delivery date, to substitute 737-600s or 737-800s for the -700s delivered subsequent to 1999. Aggregate funding needed for these commitments is approximately $1,960.1 million, subject to adjustments for inflation, due as follows: $515.1 million in 1997,

$420.0 million in 1998, $502.2 million in 1999, $318.3 million in 2000, and
$204.5 million in 2001.

The Company has historically used jet fuel and heating oil fixed price swap arrangements to hedge its exposure to price fluctuations on an insignificant percent of its annual fuel requirements. As of December 31, 1996, the Company had no open swap agreements, although the hedging program has not been discontinued. As of December 31, 1995, the Company had a heating oil swap agreement with a broker-dealer to exchange monthly payments on a notional quantity of 1,050,000 gallons during May 1996. Under the swap agreement, the Company paid or received the difference between the daily average heating oil price and a fixed price of $.46 per gallon.

The Company's principal hedging program utilizes the purchase of crude oil call options at a nominal premium and at volumes of up to 30 percent of its annual fuel requirements.

Gains and losses on hedging transactions are recorded as adjustments to fuel expense and have been insignificant. Any such future agreements expose the Company to credit loss in the event of nonperformance by the other parties to the agreements. The Company does not anticipate such nonperformance.

3. ACCRUED LIABILITIES
(in thousands)

                                                     1996                1995
-------------------------------------------------------------------------------
Aircraft rentals ___________________               $121,384            $105,534

Employee profitsharing and
       savings plans (Note8)________                 61,286              55,253

Vacation pay _______________________                 44,763              38,777

Aircraft maintenance costs__________                 25,942              31,463

Taxes, other than income ___________                 25,574              22,478

Interest ___________________________                 21,853              22,326

Other ______________________________                 79,945              73,588
                                                   ----------------------------

                                                   $380,747            $349,419
                                                   ============================

4. LONG-TERM DEBT
(in thousands)

                                                      1996               1995
-------------------------------------------------------------------------------
9 1/4% Notes due 1998 ____________________          $100,000           $100,000

9.4% Notes due 2001 ______________________           100,000            100,000

8 3/4% Notes due 2003 ____________________           100,000            100,000

7 7/8% Notes due 2007 ____________________           100,000            100,000

8% Notes due 2005 ________________________           100,000            100,000
Capital leases (Note 5)                              165,610            177,696

Other ____________________________________                10                430
                                                    ---------------------------
                                                     665,620            678,126
Less current maturities  _________________            12,327             13,516

Less debt discount _______________________             3,067              3,600
                                                    ---------------------------
                                                    $650,226           $661,010
                                                    ===========================


On March 7, 1995, the Company issued $100 million of senior unsecured 8% Notes due March 1, 2005. Interest is payable semi-annually on March 1 and September
1. The Notes are not redeemable prior to maturity.

On September 9, 1992, the Company issued $100 million of senior unsecured
7 7/8% Notes due September 1, 2007. Interest is payable semi-annually on March 1 and September 1. The Notes are not redeemable prior to maturity.

During 1991, the Company issued $100 million of senior unsecured 9 1/4% Notes, $100 million of senior unsecured 9.4% Notes, and $100 million of senior unsecured 8 3/4% Notes due February 15, 1998, July 1, 2001, and October 15, 2003, respectively. Interest on the Notes is payable semi-annually. The Notes are not redeemable prior to maturity.

The fair values, based on quoted market prices, of these Notes at December 31, 1996, were as follows (in thousands):

9 1/4% Notes due 1998 _____________________                             $103,520

9.4% Notes due 2001  ______________________                              110,670

8 3/4% Notes due 2003 _____________________                              109,820

7 7/8% Notes due 2007 _____________________                              104,800

8% Notes due 2005 _________________________                              106,190

In addition to the credit facilities described above, Southwest has an unsecured Bank Credit Agreement with a group of banks that permits Southwest to borrow through December 14, 1999 on a revolving credit basis up to $460 million. Interest rates on borrowings under the Credit Agreement can be, at the option of Southwest, the agent bank's prime rate, 0.275% over LIBOR, or 0.50% over domestic certificate of deposit rates. The commitment fee is 0.125% per annum. There were no outstanding borrowings under this agreement at December 31, 1996 or 1995.

5. LEASES

Total rental expense for operating leases charged to operations in 1996, 1995, and 1994 was $280,389,000, $247,033,000, and $198,987,000, respectively. The majority of the Company's terminal operations space, as well as 106 aircraft, were under operating leases at December 31, 1996. The amounts applicable to capital leases included in property and equipment were (in thousands):

                                                      1996               1995
-------------------------------------------------------------------------------
[S]
Flight equipment __________________                 $226,677           $223,844

Less accumulated amortization _____                  111,815            101,641

                                                    ---------------------------
                                                    $114,862           $122,203
                                                    ===========================

Future minimum lease payments under capital leases and noncancelable operating leases with initial or remaining terms in excess of one year at December 31, 1996 were (in thousands):

                                                       CAPITAL           OPERATING
                                                       LEASES             LEASES
---------------------------------------------------------------------------------
      1997 _______________________                  $   25,858         $  243,253

      1998 _______________________                      32,026            223,479

      1999 _______________________                      20,245            215,553

      2000 _______________________                      16,871            213,798

      2001 _______________________                      17,391            208,460

After 2001 _______________________                     155,360          2,342,794
                                                    -----------------------------
Total minimum lease payments _____                      267,751         $3,447,337
                                                                       ==========
Less amount representing
   interest ______________________                      102,141
                                                    ----------
Present value of minimum
   lease payment _________________                     165,610

Less current portion _____________                      12,317
                                                    ----------
Long-term portion ________________                  $  153,293
                                                    ==========

The aircraft leases can generally be renewed, at rates based on fair market value at the end of the lease term, for one to five years. Most aircraft leases have purchase options at or near the end of the lease term at fair market value, but generally not to exceed a stated percentage of the lessor's defined cost of the aircraft.

6. COMMON STOCK

At December 31, 1996, the Company had common stock reserved for issuance pursuant to Employee stock benefit plans (35,257,962 shares) and upon exercise of rights (180,370,052 shares) pursuant to the Common Stock Rights Agreement , as amended (Agreement).

Effective July 18, 1996, the Company amended and restated the Agreement. The principal purpose of the amendment and restatement was to extend the Agreement by 10 years. Pursuant to the Agreement, each outstanding share of the Company's common stock is accompanied by one common share purchase right (Right). Each Right entitles its holder to purchase one share of common stock at an exercise price of $16.67 and is exercisable only in the event of a proposed takeover, as defined by the Agreement. The Company may redeem the Rights at $.0111 per Right prior to the time that 15 percent of the common stock has been acquired by a person or group. If the Company is acquired, each Right will entitle its holder to purchase for $16.67 that number of the acquiring company's or the Company's common shares, as provided in the Agreement, having a market value of two times the exercise price of the Right. The Rights will expire no later than July 30, 2006.

7. STOCK PLANS

At December 31, 1996, the Company had six stock-based compensation plans and other stock options outstanding, which are described below. The Company applies APB 25 and related Interpretations in accounting for its stock-based compensation. Accordingly, no compensation cost is recognized for its fixed option plans and its stock purchase plan because the exercise price of the Company's Employee stock options equals the market price of the underlying stock on the date of the grant. Compensation cost charged against income for other options outstanding was $649,778, $564,251, and $451,400 for 1996, 1995,
and 1994, respectively.

The Company has five fixed option plans. Under the 1991 Incentive Stock Option Plan, the Company may grant options to key Employees for up to 9,000,000 shares of common stock. Under the 1991 Non-Qualified Stock Option Plan, the Company may grant options to key Employees and non-employee directors for up to 750,000 shares of common stock. All options granted under these plans have ten-year maximum terms and vest and become fully exercisable at the end of three, five, or ten years of continued employment, depending upon the grant type.

Under the 1995 Southwest Airlines Pilots' Association Non-Qualified Stock Option Plan (SWAPA Plan), the Company may grant options to Pilots for up to 18,000,000 shares of common stock. An initial grant of approximately 14,500,000 shares was made on January 12, 1995 at an option price of $20.00 per share. Options granted under the initial grant vest in ten annual increments of ten percent. On September 1 of each year of the agreement, beginning September 1, 1996, additional options will be granted to Pilots that become eligible during that year. Additional options granted on September 1, 1996 vest in eight annual increments of 12.5 percent. Options under both grants must be exercised prior to January 31, 2007, or within a specified time upon retirement or termination. In the event that the Southwest Airlines Pilots' Association exercises its option to make the collective bargaining agreement amendable on September 1, 1999, any unexercised options will be canceled on December 1, 1999.

Under the 1996 Incentive Stock Option Plan, the Company may grant options to key Employees for up to 6,000,000 shares of common stock. Under the 1996 Non-Qualified Stock Option Plan, the Company may grant options to key Employees and non-employee directors for up to 575,000 shares of common stock. All options granted under these plans have ten-year terms and vest and become fully exercisable at the end of three, five, or ten years of continued employment, depending upon the grant type.

Under all fixed option plans, the exercise price of each option equals the market price of the Company's stock on the date of grant, except that under the SWAPA Plan, for additional options granted each September 1, eligible Pilots will be required to pay a purchase price equal to 105 percent of the fair value of such stock on the date of the grant.

A summary of the status of the Company's five fixed option plans as of December 31, 1996, 1995, and 1994, and changes during the years ending on those dates is presented below:

                                           INCENTIVE PLANS         NON-QUALIFIED PLANS
                                           ---------------         -------------------
                                                     AVERAGE                     AVERAGE
                                                     EXERCISE                    EXERCISE
                                        OPTIONS *     PRICE      OPTIONS **       PRICE
                                        ---------     -----      ----------       -----
Outstanding December 31, 1993 ..       4,312,287  $      8.83      301,277    $      8.92
   Granted - Incentive Plans ...         794,714        29.02           --             --
   Granted - SWAPA Plan ........              --           --           --             --
   Granted - Other Non-Qualified
       Plans ...................              --           --       63,918          34.85
   Exercised ...................        (190,159)        8.23       (9,940)          7.85
   Surrendered .................        (104,880)       14.22           --             --
                                       ---------                ----------
Outstanding December 31, 1994 ..       4,811,962        12.07      355,255          13.61
  Granted - Incentive Plans ....         983,214        18.80           --             --
  Granted - SWAPA Plan .........              --           --   14,527,050          20.00
  Granted - Other Non-Qualified
      Plans ....................              --           --       93,315          18.77
   Exercised ...................        (275,058)        8.50      (60,510)         15.12
   Surrendered .................        (308,239)       12.71      (61,041)         19.61
                                       ---------                ----------
Outstanding December 31, 1995 ..       5,211,879        13.47   14,854,069          19.86
   Granted - Incentive Plans ...       1,670,344        25.18           --             --
  Granted - SWAPA Plan .........              --           --      466,200          23.82
  Granted - Other Non-Qualified
      Plans ....................              --           --       69,122          25.17
   Exercised ...................        (395,848)       10.27     (290,385)         17.89
   Surrendered .................        (250,446)       20.16      (94,985)         20.00
                                       ---------                ----------
Outstanding December 31, 1996 ..       6,235,929  $     16.54   15,004,021    $     20.04
                                       =========                ==========

Exercisable December 31, 1996 ..       1,237,517                 4,250,643

Available for granting in
    future periods .............       7,352,821                 3,854,504

          *Includes 1991 Incentive Stock Option Plan.  No options have been granted under the 1996 Incentive Stock Option Plan.
         **Includes 1991 Non-Qualified Stock Option Plan and SWAPA Plan. No options have been granted under the 1996 Non-Qualified Stock Option Plan.

The following table summarizes information about fixed stock options outstanding under the fixed option plans at December 31, 1996:

                                            Options Outstanding                          Options Exercisable
                           ------------------------------------------------------------------------------------------
                                                   Weighted-
                                                    Average          Weighted-                              Weighted-
                                 Number            Remaining          Average           Number               Average
    Range of                Outstanding at        Contractual         Exercise     Exercisable at            Exercise
 Exercise Prices               12/31/96              Life              Price          12/31/96                Price
----------------           ------------------        ----              -----      ------------------          -----
$6.02 to $7.81                      2,487,991        4.05 yrs.        $ 6.12                 682,231          $ 6.39
$11.33 to $16.87                      326,591        5.09              12.02                  71,291           12.07
$18.81 to $27.19                   18,248,078        8.09              20.71               4,572,348           20.33
$35.69 to $37.44                      177,290        7.02              37.29                 162,290           37.40
                           ------------------                                     ------------------
$6.02 to $37.44                    21,239,950        7.56 yrs.        $19.01               5,488,160          $18.99
                           ==================                                     ==================

The Company has granted options to purchase the Company's common stock related to employment contracts with the Company's president and chief executive officer. These options have terms of ten years from the date of grant or ten years from the date exercisable, depending upon the grant. The options vest and become fully exercisable over three or four years. In 1996, the Company granted 144,395 options with an exercise price of $1.00 per share and 500,000 options with an exercise price of $23.50 per share related to the 1996 employment agreement. None of the 1996 options granted were exercised in 1996, however, 128,879 were exercisable as of December 31, 1996. At December 31, 1996, 1995, and 1994, 1,897,898, 1,422,253, and 1,489,753 total options were outstanding.
Exercise prices range from $1.00 to $23.50 per share. Options for 168,750, 67,500, and 15,000 shares were exercised in 1996, 1995, and 1994, respectively.

Under the 1991 Employee Stock Purchase Plan (ESPP), the Company is authorized to issue up to a balance of 1,183,236 shares of common stock to Employees of the Company at a price equal to 90 percent of the market value at the end of each purchase period. Common stock purchases are paid for through periodic payroll deductions. Participants under the plan received 309,446 shares in 1996, 388,339 shares in 1995, and 290,054 shares in 1994 at average prices of $23.05, $19.18, and $24.98, respectively.

Pro forma information regarding net income and net income per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock-based compensation plans and other stock options under the fair value method of that SFAS. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants under the fixed option plans in 1996 and 1995, respectively: dividend yield of .16% and .21%; expected volatility of 35.4% and 36.9%; risk-free interest rate of 5.9% and 7.8%; and expected lives of 5.0 years for both periods. Assumptions for the stock options granted in 1996 to the Company's president and chief executive officer were the same as for the fixed option plans except for the weighted average expected lives of 8.0 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's Employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its Employee stock options.

For purposes of pro forma disclosures the estimated fair value of stock-based compensation plans and other options is amortized to expense primarily over the vesting period. The Company's pro forma net income and net income per share is as follows (in thousands except per share amounts):

                                                       1996              1995
                                                       ----              ----
Net income                 As reported               $207,337          $182,626
                           Pro forma                 $196,478          $167,907

Net income per share       As reported                  $1.37             $1.23
                           Pro forma                    $1.33             $1.14

The effects of applying SFAS 123 for providing pro forma disclosures during the initial phase-in period may not be representative of the effects on reported net income for future years.

The weighted-average fair value of options granted under the five fixed option plans during 1996 and 1995 was $10.17 and $8.42, respectively, for the incentive plans, $9.24 and $7.97, respectively, for the SWAPA Plan, and $10.17 and $8.42, respectively, for other non-qualified plans. The weighted average fair value of options granted in 1996 to the Company's president and chief executive officer (no options were granted in 1995) was $13.98. The weighted-average fair value of each purchase right under the ESPP granted in 1996 and 1995, which is equal to the ten percent discount from the market value of the common stock at the end of each purchase period, was $2.56 and $2.15, respectively.

8. EMPLOYEE PROFITSHARING AND SAVINGS PLANS

Substantially all of Southwest's Employees are members of the Southwest Airlines Co. Profitsharing Plan (the Plan). Total profitsharing expense charged to operations in 1996, 1995, and 1994, was $59,927,000, $54,033,000, and
$52,782,000, respectively.

The Company sponsors Employee savings plans under Section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time Employees. The amount of matching contributions varies by Employee group. Company contributions generally vest over five years with credit for prior years' service granted. Company matching contributions expensed in 1996, 1995 and 1994 were $35,125,000, $28,954,000, and $19,817,000, respectively.

9. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows (in thousands):


                                                       1996              1995
-------------------------------------------------------------------------------
Deferred tax liabilities:

     Accelerated depreciation _____________          $467,372           $400,321

     Scheduled airframe overhauls _________            30,984             27,129

     Other ________________________________            78,195             68,458
                                                     ---------------------------
        Total deferred tax liabilities                576,551            495,908

Deferred tax assets:

     Deferred gains from sale and
        leaseback of aircraft ___________            114,514            106,119

     Capital and operating leases _______             58,252             54,472

     Alternative minimum tax credit
         carryforward ___________________              6,019             11,333

     Other ______________________________             59,339             52,810
                                                     ---------------------------
        Total deferred tax assets _______             238,124            224,734
                                                     ---------------------------
        Net deferred tax liability ______            $338,427           $271,174
                                                     ===========================

The provision for income taxes is comprised of the following (in thousands):

                                 1996                1995                1994
-------------------------------------------------------------------------------
Current:
  Federal ___________         $ 59,101            $ 64,420            $ 59,603

  State _____________            7,671               9,947              10,702
                              --------            --------            --------
   Total Current                66,772              74,367              70,305

Deferred:
  Federal ___________           60,967              44,580              46,470

  State _____________            6,286               3,567               3,417
                              --------            --------            --------
   Total deferred               67,253              48,147              49,887
                              --------            --------            --------

                              $134,025            $122,514            $120,192
                              ========            ========            ========


Southwest has received examination reports from the Internal Revenue Service proposing certain adjustments to Southwest's income tax returns for 1987 through 1991. The adjustments relate to certain types of aircraft financings consummated by Southwest, as well as other members of the aviation industry during that time period. Southwest intends to vigorously protest the adjustments proposed with which it does not agree. The industry's difference with the IRS involves complex issues of law and fact that are likely to take a substantial period of time to resolve. Management believes that final resolution of such protest will not have a materially adverse effect upon the results of operations of Southwest.

The effective tax rate on income before income taxes differed from the federal income tax statutory rate for the following reasons (in thousands):

                                 1996                1995               1994
-------------------------------------------------------------------------------

Tax at statutory
  U.S. tax rates ___          $119,477            $106,799            $104,833

Nondeductible items              5,168               4,488               3,689

State income taxes,
  net of federal
  benefit __________             9,072               8,784               9,177

Other, net _________               308               2,443               2,493
                              ________            ________            ________

Total income tax              $134,025            $122,514            $120,192
provision __________          ========            ========            ========

10.  NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

Net income per common and common equivalent share is computed based on the weighted average number of common and common equivalent shares outstanding (151,840,187 in 1996, 148,850,512 in 1995 and 147,305,374 in 1994). Fully
diluted earnings per share have not been presented as the fully dilutive effect of shares issuable upon the exercise of options under the Company's Stock Option Plans is not material.